PARTNERSHIP AGREEMENT

                                   OF

                         SPOONWOOD INVESTMENT CO.



       PARTNERSHIP AGREEMENT (the "Agreement"), dated as of March 10, 1993, by and among the general partners (the "Partners") listed on the signature pages hereof.

       WHEREAS, the Partners desire to form an investment partnership;

       NOW, THEREFORE, to reflect the foregoing, the parties hereto agree as follows:


                            ARTICLE I

                   THE PARTNERSHIP AND ITS BUSINESS

       1.1      Formation.   The Partners have formed a general partnership
  (the "Partnership") for the purpose set forth in Section 1.4.

       1.2 Firm Name. The name of the Partnership shall be SPOONWOOD INVESTMENT CO.

       1.3 Term. The term of the Partnership shall commence upon the date hereof and shall continue until dissolved and liquidated as provided in Section 11.1.

       1.4 Nature of Business. The purposes of the Partnership are to purchase, acquire, hold, sell, invest in or otherwise deal with securities, real estate and any and all other types of properties, whether alone or in conjunction with others as a joint tenant, general or limited partner, joint venturer, shareholder or otherwise. The Partnership may engage in any transaction necessary or appropriate to the accomplishment of its purposes.

       1.5 Principal Office. The principal office of the Partnership shall be at 230 South County Road, Palm Beach, Florida 33480 but other or additional places of business may be selected from time to time by the Partnership. The Partnership shall notify all of the Partners of any change of location of the principal place of business of the Partnership.

       1.6 Ownership of Partnership Property. All property acquired by the Partnership, real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest therein.

                                    ARTICLE II

                      MANAGEMENT OF PARTNERSHIP BUSINESS

       2.1 Management and Control. The management and operation of the Partnership shall be vested solely in the Partners, and each Partner shall have an equal role in the management and operational activities of the Partnership.

       2.2 Majority in Interest of the Partners. Any action by the Partners hereunder may be taken at a meeting or by written consent, and except as otherwise provided herein or required by partnership law (the "Partnership Law") any such action shall require the vote or consent of a Majority in Interest of the Partners. For purposes of this Agreement, a "Majority in Interest of the Partners" shall be deemed to mean Partners whose Partnership Interests (as defined in Section 5.3) exceed 50% of the Partnership Interests of all the Partners.

       2.3 Authority of a Partner. Third parties dealing with the Partnership may rely conclusively upon a certificate of any Partner to the effect that such is acting on behalf of the Partnership. The signature of any Partner shall be sufficient to bind the Partnership, in every manner, to any agreement or on any document, including, but not limited to, documents drawn, or agreements made, in connection with the acquisition or disposition of any Partnership assets in furtherance of the purposes of the Partnership.

       2.4         Appointment  and  Qualifications  of the  Administrative
  Director.

            (a)      The Partners shall appoint an  Administrative Director
  who shall have the primary responsibility for carrying out the day-to-day administrative, record-keeping and ministerial activities of the Partnership and any other duties and responsibilities which may be assigned to him by a Majority in Interest of the Partners. The Administrative Director must be an individual (but does not need to be a partner of the Partnership) and shall serve at the pleasure of the Partners. In addition to any authority specifically granted to the
  Administrative Director by the Partners, the Administrative Director shall be authorized in the name and on behalf of the Partnership:

                 (i) to open, maintain and close bank and securities brokerage accounts for the Partnership and to draw checks and make other orders for the payment of money; and to execute all documents required to be executed in connection with opening, maintaining and executing such accounts; provided, however, that any check or other order for the payment of money in an amount in excess of $5,000 shall require the signature of a Partner;

                 (ii) to prepare or cause to be prepared, and review tax returns for the Partnership;

                 (iii) to cause to be paid on or before the due date thereof all amounts due and payable by the Partnership to any person or entity (other than the Administrative Director);

                 (iv)      to monitor and  maintain appropriate records  of
  the investment  of  the  Partnership  assets  by  the  Partners  and  the
  Partnership's investment advisers, including such records as are required (a) to simplify and accelerate tax return preparation so as to reduce professional accounting charges, (b) to monitor fees and commissions, and (c) to enable the Administrative Director to prepare detailed informative reports for distribution to the Partners; and to act as liaison with such investment advisers; provided, however, that the Administrative Director shall have no responsibility for the investment of Partnership assets by the Partners and the Partnership's investment advisers;

                 (v) to execute proxies and documents regarding exchanges, tender offers and the like when requested to do so by the Partnership's investment advisers; provided, however, that shares of Quick & Reilly Group, Inc. common stock shall be voted in accordance with specific instructions of a Majority in Interest of the Partners;

                 (vi) to prepare and distribute to the Partners, at least quarterly, detailed and informative reports of transactions and of the performance (and relative performance) of the Partnership's investment advisers, in addition to any written materials furnished to the Partnership by such advisers;

                 (vii) to communicate with and respond to inquiries of the Partners from time to time with respect to the Partnership's affairs; and

                 (viii)      to coordinate  and assist in the  planning and
  conducting of Partners meetings when called by the Partners in accordance with Article XII, and to prepare agendas for such meetings and to prepare and distribute minutes thereof.

            (b)       The Administrative Director  may be  removed with  or
  without cause by a Majority in Interest of the Partners. In addition, the Administrative Director may resign from such position at any time upon written notice to each Partner. If the Administrative Director is a Partner, the removal or resignation of the Administrative Director shall not affect his interest in the Partnership. In the event of the removal, resignation, death or incapacity of the Administrative Director, a Majority in Interest of the Partners shall elect a new Administrative Director.


                                ARTICLE III

                           ACTIVITIES OF PARTNERS;
                         INDEMNIFICATION OF PARTNERS

       3.1 Other Activities of the Partners. Except as provided below, each Partner may engage or invest in any other venture of any nature or description, or possess any interest therein, independently or with others. Neither the Partners, the Partnership nor any other person related to, or in any way affiliated with, any Partner or the Partnership shall have any duty or obligation to disclose or offer to the Partnership or the Partners any such venture or interest therein; and the Partnership, the Partners, the creditors of the Partnership and any other person having any interest in the Partnership shall not have
  (i) any claim, right or cause of action of any kind against any of the Partners or any other person related to, or in any way affiliated with, any of the Partners by reason of any direct or indirect investment or other participation, whether active or passive, in any such venture or interest therein or (ii) any rights in or to any such venture or interest therein or the income or profits derived therefrom.

       3.2 Indemnification of Partners. A Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any other Partner for (i) any acts performed within the scope of the authority conferred on the Partner by this Agreement, except for such Partner's gross negligence or willful misconduct in carrying out his, her or its obligations hereunder, (ii) such Partner's failure or refusal to perform any acts which are beyond the scope of his, her or its authority under the terms of this Agreement or under
  Partnership Law, (iii) such Partner's performance of, or omission to perform, any acts on advice of legal counsel, accountants, brokers or consultants to the Partnership or (iv) the negligence, dishonesty or bad faith of any consultant, agent, broker or employee of the Partnership selected, engaged or retained by the Partner in accordance with instructions of a Majority in Interest of the Partners. A Partner shall be fully protected and indemnified by the Partnership against all liabilities and losses suffered by virtue of his status as such (including amounts paid in respect of judgments, fines or in settlement of litigation and expenses reasonably incurred by such Partner in connection with any pending or threatened litigation or proceeding) with respect to any action or omission taken or suffered in good faith in the reasonable belief that such action or omission was authorized and in the best interest of the Partnership.

       3.3     Dealings with Affiliates of Partners.

            (a) A Partner may serve as a director, managing partner or officer of any corporation, partnership or other entity the securities of which shall constitute the whole or any part of the Partnership's assets and any securities held hereunder may be voted to elect such Partner or any other person as a director, managing partner or officer of any such entity, and such Partner may accept, without accountability therefor to the Partnership or the other Partners, a salary or other compensation for services rendered to any such entity.

            (b) Each Partner is familiar with the general rule of law (commonly referred to as the rule against "self-dealing" or as the rule of "undivided loyalty") under which actions, decisions or transactions by a fiduciary are held to be void or voidable if the fiduciary is directly or indirectly interested therein in his or her individual capacity. Each Partner believes that it will be in the best interests of the Partners and the beneficiaries of any Partner which is a trust if each Partner is free to perform his or its duties as a fiduciary without regard to any such rule of law. Accordingly, each Partner directs that, in the case of any action, decision or transaction in which a Partner shall be directly or indirectly interested in his or its individual capacity, the propriety of such action, decision or transaction shall be judged in the same manner as if such Partner were not so interested.

            (c) A Majority in Interest of the Partners are specifically authorized to cause the Partnership to retain any equity or debt securities of The Quick & Reilly Group, Inc., or any subsidiary or affiliated company thereof, or of its successor or of any corporation into which it is merged, and to purchase additional equity or debt securities of said corporation, whether or not subordinated, or to make subordinated loans of cash or securities to said corporation, for such periods and upon such terms as such Partners shall determine. Such Partners shall not be held liable for any loss or depreciation arising from such investments. A Majority in Interest of the Partners may at their sole discretion cause the Partnership to buy and sell securities through said corporation, and pay commissions thereto, regardless of such interest in such corporation.

            (d) A Majority in Interest of the Partners are authorized to cause the Partnership to become a member of, or to invest all or any part of the Partnership's assets in, any partnership, partnership association or limited partnership (as general or limited partner, or both) and to participate in its affairs including, without limitation, the dissolution thereof, and to enter into such agreements with such partnership (including, without limitation, loans), upon such terms and conditions as such Partners deem advisable, without liability for any loss occasioned thereby.

       3.4 Use of Partnership Property. No Partner shall make use of the funds or property of the Partnership in any way other than for the business or benefit of the Partnership.


                            ARTICLE IV

                         BOOKS AND RECORDS

       4.1 Books of Account. The Partnership shall keep or cause to be kept true and complete books of account, including true and complete entries with respect to each asset of the Partnership, on the basis of the calendar year. The accounts of the Partnership shall be kept in accordance with generally accepted accounting principles.

       4.2 Availability of Books of Account. All of the books of account referred to in Section 4.1, together with an executed copy of this Agreement and any amendments hereto, at all times shall be maintained at the principal office of the Partnership or at such other location as a Majority in Interest of the Partners shall determine, and, upon reasonable written notice to the Partnership, shall be open to the inspection of the Partners or their representatives during reasonable business hours.

       4.3 Annual Reports and Statements. For each calendar year, the Administrative Director shall send or cause to be sent to each person who was a Partner during such calendar year, as soon as practicable after the end of such calendar year but in no event later than 120 days after the end thereof, (a) annual reports of the Partnership, including an annual balance sheet and profit and loss statement, (b) annual statements indicating such Partner's share of the Partnership's items of income, gain, loss, deduction and credit relevant for federal income tax purposes and (c) an annual statement of the changes in such Partner's Capital Account. Such statements shall not be required to be certified. In addition, the Administrative Director shall send or cause to be sent to each Partner quarterly statements containing a balance sheet, a profit and loss statement and a statement of changes in such Partner's Capital Account, within 30 days following the end of each of the first three calendar quarters of each calendar year.

       4.4 Accounting Expenses. All expenses in connection with the keeping of the books and records of the Partnership and the preparation of financial statements required to implement the provisions of this Agreement shall be borne by the Partnership as an ordinary expense of its business. Notwithstanding the foregoing, if the books and records so kept by the Partnership or the financial statements so prepared are challenged by any Partner, former Partner or any legal representative thereof, then unless it is determined that such statements are materially inaccurate adversely to the financial interests of such persons, the entire cost and expense to the Partnership of all additional outside accounting and legal work resulting from such challenge shall be paid and borne solely by the persons so challenging such books and records or financial statements.

       4.5 Tax Controversies; Tax Matters Partner. Subject to the provisions hereof, a Majority in Interest of the Partners shall designate a "tax matters partner" (as defined in Section 6231 of the
  Internal  Revenue  Code   of  1986,  as  amended  (the  "Code"))  of  the
  Partnership. The tax matters partner, or his designee, is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership, by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the tax matters partner and to do or refrain from doing any or all things reasonably required by him, her or it in connection with the conduct of all such proceedings.



                                ARTICLE V

                   CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
                        ADDITIONAL CAPITAL CONTRIBUTIONS

       5.1 Capital Accounts. A separate capital account (the "Capital Account") shall be maintained for each Partner. There shall be credited to the Capital Account of each Partner: (i) the amount of the initial capital contribution of such Partner to the Partnership (or, if such Partner is an assignee of a Partner or former Partner, the Capital assigned to such Partner), (ii) all contributions made by such Partner to the Partnership pursuant to Section 5.2 and (iii) any Net Income allocated to such Partner under Article VI; and there shall be debited to the Capital Account of each Partner (iv) the amount of all Partnership distributions made to such Partner pursuant to Article VII and (iv) any Net Losses allocated to such Partner pursuant to Article
  VI. All Capital Accounts shall be in all events maintained and adjusted as required by Treasury Regulation Section 1.704-1(b)(2)(iv). No interest shall be paid on Capital Accounts.

       5.2     Additional Capital Contributions.

            (a) No Partner shall have the right or the obligation to contribute additional capital to the Partnership except: (i) as may be agreed upon by a Majority in Interest of the Partners; and (ii) that each Partner shall contribute cash to the Partnership in such amount as may be necessary to bring such Partner's Capital Account, if negative, to zero, at the end of each fiscal year of the Partnership, within 90 days after the withdrawal of such Partner from the Partnership and within 90 days after liquidation of the Partnership. The obligations provided in this Section 5.2 shall not be for the benefit of, or enforceable by, any creditor of the Partnership.

            (b) Contributions made pursuant to this Section 5.2 on a date other than the first day of a calendar month shall, for purposes of
  Section 6.2, be deemed to have been made on the first day of the calendar month following the month in which the contribution is made.

       5.3 Partnership Interests. The relative interests of each Partner in the Partnership shall be measured in relation to the Partners' Capital Account balances. The percentage that each Partner's Capital Account constitutes of the aggregate Capital Account balances of all Partners shall be such Partner's "Partnership Interest".


                               ARTICLE VI

                               ALLOCATIONS

       6.1     Determination of Net Income and Net Losses.

            (a) The Net Income and Net Losses of the Partnership (as hereinafter defined) shall be determined by the Partnership as of the last day of each calendar quarter or at any other time that the relative Partnership Interests of the Partners change, whether as a result of new or additional capital contributions or the assignment or withdrawal by any Partner of all or any portion of such Partner's capital.

            (b) "Net Income" and "Net Losses" mean, with respect to each calendar quarter or such other period for which the same may be calculated, the net income and net losses of the Partnership for such quarter or period as determined under generally accepted accounting principles consistently applied, provided, however, that with respect to securities held by the Partnership, net income and net losses shall be computed as if such securities were sold for fair market value at the close of business on the last day of such quarter or period.

       6.2 Allocation of Net Income and Net Losses. Net Income and Net Losses for each calendar quarter or such other period for which the same may be calculated shall be allocated as of the last day of each such quarter or period among the Partners in proportion to their Partnership Interests as of the first day of any such quarter or period.

       6.3 Section 754 Election. The Tax Partner or his designee may, in his discretion, elect under Section 754 of the Code to adjust the basis of Partnership assets upon a distribution of Partnership property as described in Code Section 734 or a transfer by a Partner of its interest in the Partnership as described in Code Section 743, provided that any Partner who transfers his interest shall bear all accounting expenses with respect to such transfer which result from the Code
  Section 754 adjustment.

       6.4 Special Accounts. In addition to the regular books and accounts maintained by the Partnership in accordance with generally accepted accounting principles, the Partnership shall maintain a set of accounts based on federal income tax principles.

       6.5 Allocations for Tax Purposes. In each calendar year, items of income, deduction, gain, loss or credit that are recognized for federal income tax purposes shall be allocated among the Partners, in such manner as to reflect equitably amounts credited to or debited against each Partner's Capital Account, whether in such calendar year or in prior calendar years. Such allocations shall take into account any variation between the adjusted basis of the Partnership's assets for federal income tax purposes and the value of such assets reflected in the Partners' Capital Accounts in the same manner as under Internal Revenue Code Section 704(c) and the regulations thereunder. To this end, the Partnership shall establish and maintain records which shall show the extent to which the Capital Account of each Partner shall, as of the last day of each calendar year, be comprised of amounts which have not been reflected in the taxable income of such Partner. To the extent deemed by the Administrative Director to be feasible and equitable, taxable income and gains in each calendar year shall be allocated among the Partners who have enjoyed the related credits, and items of deduction, loss and credit in each calendar year shall be allocated among the Partners who have borne the burden of the related debits.


                             ARTICLE VII

              DISTRIBUTIONS AND WITHDRAWALS OF CAPITAL

       7.1      Distributions.  A  Majority in Interest of the Partners, in
  their sole discretion, may at any time cause distributions of Partnership assets, in cash or in kind, to be made to all the Partners in proportion to their Partnership Interests. Any such distribution shall be made to the Partners who are Partners on the day such distribution is made or as of any record date for the determination of Partners entitled to such distribution as such Majority in Interest of the Partners, in their sole discretion, shall designate by notice to the Partners.

       7.2     Withdrawals of Capital.

            (a) General. A Partner may, on the last day of any calendar year, withdraw all or any portion of such Partner's Capital Account by giving at least 45 days' prior written notice to the Partnership of such Partner's intention to withdraw capital from the Partnership, provided, however, that no partial redemption may reduce (or further reduce) the Capital Account balance of such Partner below $1,000,000. Such notice shall state the amount to be withdrawn, the date of withdrawal and whether any or all of such withdrawal is to be delivered in kind, and if such notice fails to state the nature of such delivery, such capital shall be delivered in cash or in kind as a Majority in Interest of the Partners, in their sole discretion, shall determine. Notwithstanding any delay in distribution under subparagraph
  (c) or a hold back under subparagraph (e) of this Section 7.2, such Partner's Partnership Interest shall be deemed to be reduced on the date of withdrawal by the amount requested to be withdrawn.

            (b)      Cash Distribution.   In the event any Partner requests
  all or a portion of any distribution of Partnership Assets to be made in cash, a Majority in Interest of the Partners shall determine which, if any, of the Partnership Assets will be liquidated to fund such distribution. The Administrative Director shall undertake reasonable efforts to cause any such liquidation to be completed prior to the date the withdrawal is to be effective, but if the Administrative Director is unable to complete such a liquidation, the withdrawal of that portion of capital which is not to be funded by such incomplete liquidation shall be made and the withdrawal of that portion of capital to be funded by such incomplete liquidation shall be delayed until such time as such liquidation is completed. The cost of liquidating any Partnership asset for purposes of funding a cash withdrawal shall be charged to the Partner requesting such withdrawal (and charged pro rata if two or more Partners are concurrently withdrawing capital in the form of cash) and held back from the amount distributed to such Partner, and the Administrative Director shall provide to such Partner a reasonably detailed statement describing such costs of liquidation so withheld.

            (c) Distribution in Kind. In the event any Partner requests all or a portion of any distribution to be made in kind, the Administrative Director, on the date of withdrawal of such capital, shall deliver to such Partner such executed stock powers, stock certificates, deeds, documents of assignment and other documents as may be reasonably required to evidence the transfer of ownership of such Partnership assets from the Partnership to such Partner. In addition, the Administrative Director will undertake his reasonable efforts to obtain the consent of any third party which may be necessary to effect any such transfer. If the Administrative Director is unable to obtain such consent, he may, in his sole discretion, either delay the distribution relating to such asset for such period as he may deem appropriate in order to obtain such consent (but not more than six months) or substitute cash or another Partnership asset therefor. If any portion of a Partnership asset that is subject to a mortgage, lien or other encumbrance is to be distributed, the Administrative Director may condition the distribution to the Partner requesting such withdrawal upon the agreement of such withdrawing Partner to accept and assume that interest in the Partnership asset and in the related mortgage, lien or other encumbrance equal to the ratio that the capital to be withdrawn by such Partner bears to the aggregate Capital Account balances of all Partners immediately prior to such withdrawal. It shall be a condition to any withdrawal involving a Partnership asset subject to a mortgage, lien or other encumbrance that the withdrawing Partner execute such assignments and assumptions as the Administrative Director may reasonably request to effect the transfer of any obligations relating to the asset distributed. In no event will a Partner be distributed any Partnership asset (other than cash) in an amount exceeding any ratio that the capital of such Partner to be withdrawn bears to the aggregate Capital Account balances of all Partners immediately prior to such withdrawal; provided, however, that the Administrative Director may distribute a greater of lesser proportion of any Partnership asset to the extent necessary if such Partnership asset or any portion thereof is not divisible in the appropriate proportion (e.g., a share of stock is not divisible into fractions).

            (d) Effective Time of Withdrawal. Until distributed in accordance with this Section 7.2, capital requested to be withdrawn by any Partner shall remain capital of the Partnership and be subject to the risks of the Partnership's business.

            (e) Hold Back. Notwithstanding any provision of this Agreement to the contrary, the Administrative Director, in his sole discretion, may withhold from any distribution requested by a Partner hereunder up to 10% of the amount to be withdrawn as a reserve to pay for contingent liabilities arising from events occurring prior to such withdrawal, which reserve, or any remaining balance thereof, shall be paid to such Partner or his estate upon the Administrative Director's determination that such reserve (or such remaining balance) is no longer required, but in no event later than the first anniversary of the date of distribution of the remainder of such withdrawn funds.

            (f) Interest. Interest on any amount not distributed to a Partner on the date of withdrawal shall be paid monthly in arrears on the first day of each month at the prime rate in effect from time to time and reported in The Wall Street Journal.

            (g)     Valuation.

                 (i) In connection with any distribution or withdrawal pursuant to which a Partner will not receive a proportionate share of each and every asset of the Partnership, the fair market value of any Marketable Security (as defined in this subparagraph (g) as of any date shall be determined by the Administrative Director as set forth below, subject, however, to any discount to be applied to such value under subparagraph (ii) of this subparagraph (g):

                      (A) Marketable Securities listed on a national securities exchange or traded in the over-the-counter market and reported on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") national market list will be valued at the last sales price on such date (or, if such date is not a business day, on the preceding business day) or, in the absence of a sale on such date (or such preceding business day), at the last bid price on such date (or such preceding business day); and

                      (B) Marketable Securities traded in the over-the-counter market and reported on NASDAQ, other than on the NASDAQ national market list, will be valued at the closing bid price on such date (or such preceding business day) as reported by NASDAQ.

                      "Marketable Securities" means Securities of a class which is listed on a national securities exchange or traded in the over-the-counter market and reported on NASDAQ. The fair market value of all Securities other than Marketable Securities and the fair market value of other Partnership assets will be determined by such method as may be deemed appropriate and reasonable by the Administrative Director. The Administrative Director is authorized to retain such independent appraisers as he may deem necessary to assist in determining the fair market value of any asset.

                 (ii)     The fair market  value of any Security determined
  under this subparagraph (g) may be reduced by such discount, if any, as the Administrative Director deems necessary in order to properly take into account the effect on such value of (A) the size of the
  Partnership's holdings of such Security (or equivalent or derivative Securities) in relation to the volume of trading in such Security and
  (ii) any options, rights of first refusal or similar rights to which such Security is subject or any contractual restrictions or restrictions under federal or state securities laws on the transfer of such Security.

                 (iii) The Partner receiving the distribution or making the withdrawal of capital may object to the determination by the Administrative Director as to the fair market value of any Security or other asset as of the date of distribution or withdrawal or any date prior thereto by giving written notice thereof to the Administrative Director (with a copy to all of the Partners) within 30 days after his receipt of (i) such asset or any report or other communication setting forth the fair market value of such asset which is based on such fair market value or (ii) any notice setting forth a proposed fair market value of such asset. Unless such an objection is make, the determination of the Administrative Director as to the fair market value of any asset shall be final and conclusive. If the Partner objects to the determination of the Administrative Director as to the fair market value of any asset, the Administrative Director will be required to obtain, at the expense of the Partnership, the concurrence in such valuation (or, if not concurrence, a new valuation which shall be final and conclusive) by an independent appraiser selected by the Administrative Director (the "Outside Consultant"). The Administrative Director shall give the Partner written notice of such selection and of any proposed change in an Outside Consultant previously selected and shall change such selection if the Partner shall have filed written objection thereto within 30 days after the Partner's receipt of such notice.

            (h) The Administrative Director shall use his or her best efforts to consult with the Partners prior to exercising any discretion pursuant to this Section 7.2.


                           ARTICLE VIII

                      WITHDRAWAL OF PARTNERS

       8.1 Withdrawal of a Partner. A Partner may withdraw from the Partnership by withdrawing all of such Partner's capital in accordance with Article VII or transferring all of such Partner's Partnership Interest in accordance with Article IX. Such withdrawal as a Partner will be effective from and after the date of withdrawal of all of such Partner's capital or transfer of all of such Partner's Partnership Interest, as provided in Article VII or IX, as the case may be. In addition, any Partner whose Capital Account balance is negative may, on and effective as of the last day of any calendar month, withdraw from the Partnership by giving at least 45 days' prior written notice to the Partnership of such Partner's intention to withdraw.

       8.2 Continuation of Partnership. The withdrawal, death, bankruptcy, incapacity or other termination of any Partner shall not cause a dissolution, termination or liquidation of the Partnership, and the remaining Partners shall continue the business of the Partnership under the Partnership's name. Any consent to such continuation which may be necessary under the Partnership Law has been granted by each Partner by execution of this Agreement.


                              ARTICLE IX

                     TRANSFER OF PARTNERSHIP INTERESTS

       9.1       Transfer Defined.   The term "transfer" when  used in this
  Article IX with respect to a Partner's Interest includes a sale, assignment, gift, pledge, hypothecation, exchange, transfer or other disposition, whether voluntary or by operation of law.

       9.2 Limitation on Transfer. No Partner's Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IX. Any transfer or purported transfer of any Partner's Partnership Interest not made in accordance with this Article IX shall be null and void.

       9.3 Transfer of Interests. No transfer of Partnership Interests may be made unless (a) the transferring Partner has executed and delivered to the Administrative Director an originally executed notice of assignment setting forth (i) the name of the proposed transferee and (ii) the amount of such Partner's Partnership Interest to be transferred and (b) the proposed transferee has delivered to the Administrative Director (I) a duplicate of the Signature Page of this Agreement duly executed by the proposed transferee and (II) an originally executed statement (x) appointing the Administrative Director as the proposed transferee's attorney-in-fact to execute, acknowledge and file any document in which the Administrative Director, in his sole discretion, deems necessary or appropriate for, and relating to, the proposed transferee's admission as a substituted Partner and as a party to this Agreement and (y) providing that the proposed transferee agrees to execute any document that the Administrative Director may reasonably require to be executed in connection with such assignment and admission of the proposed transferee as a substitute Partner. Any proposed transferee shall be recognized by the Partnership as a Partner on the day the name of such proposed transferee is recorded on the books and records of the Partnership. The Administrative Director shall so record such proposed transferee's name on the books and records of the Partnership, as a Partner, within three (3) business days after receipt of such notice of assignment, executed signature page and written statement.

       9.4 No Consent Required. The admission of a proposed transferee as a Partner in accordance with this Article IX may be effected without the specific consent of the Partners, such consent being granted by each Partner by execution of this Agreement.



                              ARTICLE X

                   ADMISSION OF ADDITIONAL PARTNERS

       Except as provided in Article IX, additional persons may be admitted to the Partnership as Partners only upon the unanimous vote of all of the Partners. Each additional Partner shall execute a duplicate of the signature page of this Agreement and such other instruments, in form and substance satisfactory to the Administrative Director, as the Administrative Director shall deem necessary or desirable to effect such admission. Each such person shall become a Partner as of the first day of the month commencing on or after the making of his or its initial capital contribution (provided that if such capital contribution is made on the first business day of a month, such capital contribution shall be deemed to have been made immediately prior to the first day of such month).


                              ARTICLE XI

                       LIQUIDATION OF PARTNERSHIP;
                 LIQUIDATION AND DISTRIBUTION OF ASSETS

       11.1 Dissolution and Liquidation. The Partnership shall be dissolved and liquidated (a) at any time, by a Majority in Interest of the Partners, (b) at such time as there are not at least two Partners or
  (c) at such time as may be required under the Partnership Law. Upon such an event of dissolution, the Partnership shall wind up its affairs and shall be liquidated.

       11.2       Distribution upon Liquidation.   Upon any liquidation  of
  the Partnership, each of the following shall be accomplished:

            (a) the Administrative Director shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of liquidation, and such statement shall be furnished to all of the Partners;

            (b) the property and assets of the Partnership shall be liquidated as promptly as possible, but in an orderly and business-like manner so as not to involve undue sacrifice;

            (c) upon the liquidation and dissolution of the Partnership, the allocations provided in Article VI for the calendar year of such liquidation and dissolution shall be credited to the Capital Accounts of the Partners; and

            (d) upon the liquidation and dissolution of the Partnership, and after payment of or provision for the liabilities of the Partnership (including any debt to any Partner), the remaining assets and properties of the Partnership shall be distributed to the Partners in amounts equal to (or, if there shall not be sufficient funds, in proportion to) their respective positive Capital Accounts
  (after adjustment as provided in Section 11.2(c)). Distributions upon the liquidation and dissolution of the Partnership shall be in cash or in kind, as a Majority in Interest of the Partners, in their sole discretion, shall determine.

       11.3 Deficit Balance. Each Partner who has a negative balance in such Partner's Capital Account on the date of liquidation shall be required to restore the amount of such deficit as provided in Section 5.2.


                               ARTICLE XII

                           MEETINGS OF PARTNERS

       12.1 Place of Meetings. All meetings of Partners shall be held at the principal office of the Partnership or at such other places as may be specified in the notices of such meetings.

       12.2     Call of Meetings.

            (a) Meetings of Partners may be called at any time by the Administrative Director or any Partners holding at least 20% of the Partnership Interests of all the Partners. Such meetings shall be called by giving notice to that effect to all Partners entitled to vote at such meetings. Such notices shall be given not less than five nor more than 20 days prior to the date of such meeting and state the place, date and hour of such meetings.

            (b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting, and at such adjourned meeting any business may be transacted that might have been transacted at such meeting. However, if the adjournment is for more than one day a notice of such adjourned meeting shall be given to each Partner entitled to vote at such adjourned meeting.

       12.3 Record Date. In order to determine the Partners entitled to (i) notice of or vote at any meeting of Partners or any adjournment thereof, (ii) express consent to Partnership action in writing without a meeting, (iii) receive payment of any distribution or allotment of any rights or (iv) take, authorize, enjoy or participate in any other lawful action, the Administrative Director may fix, in advance, a record date, which shall not be more than 20 or less than five days before the date of such meeting nor more than 20 days prior to any other action. If no record date is fixed, the record date for determining Partners entitled to notice of or to vote at a meeting shall be the close of business on the day on which the Administrative Director or the Partner(s) takes the prior action required to be taken by him, it or them relating thereto. A determination of Partners of record entitled to notice of or to vote at a meeting shall apply to any adjournment of such meeting unless a new record date is fixed for such adjourned meeting.

       12.4 Waiver of Notice. A written waiver of notice of a meeting signed by a Partner entitled to notice of such meeting, whether before or after such meeting, shall be deemed to be equivalent to giving of proper notice of such meeting. Attendance of a Partner at a meeting shall constitute a waiver of notice of such meeting, except when such Partner attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business at such meeting because such meeting was not properly called or convened.

       12.5 Manner of Acting. Except as otherwise provided herein or required by the Partnership Law, the action of the Partners shall be decided by a Majority in Interest of the Partners, provided such Partners are present at such meeting, in person or by proxy, and are entitled to vote thereon. Any Partner may participate in a meeting of the Partners by conference telephone or similar communications equipment, and such participation shall constitute presence in person at such meeting.

       12.6 Proxy. Every Partner entitled to vote at a meeting may authorize another person or persons to act for him or it by proxy. Every proxy must be signed by the Partner or such Partner's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides that it may be voted or acted upon for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable.

       12.7     Order of Business and Voting.

            (a) The Administrative Director shall call every meeting of Partners to order and shall act as chairman of such meeting. In the absence of the Administrative Director, the Partners shall elect a chairman of such meeting. The order of business at all meetings of the Partners shall be determined by the chairman of the meeting.

            (b) Unless required by law or demanded by a Partner present in person or represented by proxy at a meeting and entitled to vote at such meeting, the vote upon any business before such meeting need not be conducted by ballot; provided, however, no person participating in a meeting of Partners by conference telephone or similar communications equipment shall be required to vote by ballot. On a vote by ballot, each ballot cast by a Partner voting in person shall state the name of such Partner and the percentage of the Partnership Interests voted by him or it, and each ballot cast by proxy shall bear the name of such proxy and the name of the Partner for whom such proxy is voting and the percentage of the Partnership Interests voted by him.

       12.8 Consent of Partners in Lieu of Meeting. Any action by vote required or permitted to be taken by the Partners may be taken without a meeting on written consent setting forth the action so taken, signed by a Majority in Interest of the Partners and delivered to the Administrative Director. Such action shall become effective upon delivery to the Administrative Director of consents, which may be executed in counterparts, signed by a Majority in Interest of the Partners. If any such consent is signed by less than all of the Partners, the Administrative Director shall provide copies of such consent to each Partner who did not sign such consent promptly after such consent becomes effective.

                           ARTICLE XIII

                           MISCELLANEOUS

       13.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law, or as may, in the opinion of the Administrative Director, be necessary or advisable to carry out the intent and purposes of this Agreement.

       13.2 Notices. All notices, or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be delivered by personal delivery or by registered or certified mail, postage prepaid, return receipt requested addressed as follows:

            (a) To the Partnership, at c/o The Quick & Reilly Group, Inc., 230 South County Road, Palm Beach, Florida 33480, or at such other address as may be designated by a Majority in Interest of the Partners upon written notice to all of the Partners; and

            (b) To any of the Partners, at c/o The Quick & Reilly Group, Inc., 230 South County Road, Palm Beach, Florida 33480, or at such other address as may be designated by any of them by written notice to all of the Partners' and the Partnership.

       Each notice or other communication transmitted in accordance with this Section 13.2 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by hand delivery) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

       13.3         Headings  and Captions.    All  headings  and  captions
  contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement.

       13.4       Variation of Pronouns.   All pronouns and  all variations
  thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

       13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

       13.6 Governing Law. This Agreement is made pursuant to the provisions of the Partnership Law and shall be construed accordingly.

       13.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns.

        13.8 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, supersedes all prior agreements among the parties with respect to such subject matter and may not be modified except as provided herein.

       13.9 Waiver. No delay or omission to exercise any right, power or remedy accruing to any party hereunder shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing.

       13.10 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties to be provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

            Trust Under Agreement Dated 3/1/78
            Made by Leslie C. Quick, Jr.


                      By: /s/ Leslie C. Quick, III
                         Leslie C. Quick, III, Trustee


                         /s/ Charles A. Quick
                         Charles A. Quick, Trustee


                         /s/ Richard G. Brodrick
                         Richard G. Brodrick, Trustee



                         /s/ Leslie C. Quick, III
                         Leslie C. Quick, III